As filed with the Securities and Exchange Commission on November 26, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ALTO NEUROSCIENCE, INC.
(Exact name of registrant as specified in its charter)
Delaware	83-4210124
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
650 Castro St, Suite 450
Mountain View, CA 94041
(650) 200-0412
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
Amit Etkin, M.D., Ph.D.
President and Chief Executive Officer
Alto Neuroscience, Inc.
650 Castro St, Suite 450
Mountain View, CA 94041
(650) 200-0412
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Divakar Gupta Courtney M.W. Tygesson Madison A. Jones Cooley LLP 110 N. Wacker Drive, Suite 4200 Chicago, IL 60606 (312) 881-6500	Nicholas Smith Chief Financial Officer Alto Neuroscience, Inc. 650 Castro Street, Suite 450 Mountain View, CA 94041 (650) 200-0412
From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2025
PROSPECTUS
8,454,514 Shares
Common Stock Offered by the Selling Stockholders
This prospectus relates to the proposed resale from time to time of up to 8,454,514 shares, or the Shares, of our common stock, par value $0.0001 per share, or the common stock, by the selling stockholders named herein, together with any additional selling stockholders listed in a prospectus supplement (together with any of such stockholders’ transferees, pledgees, donees or successors), which consist of (i) 3,832,263 shares of our common stock held by the selling stockholders and (ii) 4,622,251 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants, or the Pre-Funded Warrants, to purchase shares of our common stock held by certain of the selling stockholders. We will not receive any proceeds from the sale of the shares offered by this prospectus, except the exercise price of $0.0001 per share of any of the Pre-Funded Warrants exercised for cash.
The selling stockholders acquired the Shares in a private placement transaction that closed on October 21, 2025, or the Private Placement. We are filing this Registration Statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations with the selling stockholders to provide for the resale by the selling stockholders of the Shares. See “Selling Stockholders” beginning on page 11 of this prospectus for more information about the selling stockholders. The registration of the Shares to which this prospectus relates does not require the selling stockholders to sell any of their Shares, including any shares of common stock issuable upon the exercise of Pre-Funded Warrants.
We are not offering any Shares under this prospectus and will not receive any proceeds from the sale or other disposition of the Shares covered hereby; however, we will receive proceeds from the exercise of the Pre-Funded Warrants. See “Use of Proceeds” beginning on page 10 of this prospectus.
The selling stockholders may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all selling commissions applicable to the sales of Shares and all fees and expenses of legal counsel for the selling stockholders, subject to certain specified exceptions. We will bear all other costs, expenses and fees in connection with the registration of the Shares. See the section titled “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of its Shares.
Our common stock is listed on the New York Stock Exchange under the trading symbol “ANRO.” On November 25, 2025, the closing price of our common stock was $13.36 per share.
We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.
Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus as well as those contained in the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is                 , 2025.

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”
This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before deciding to invest in any shares being offered.
Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or any free writing prospectus that we have authorized. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “the company,” “Alto” and “Alto Neuroscience,” and similar designations, except where the context requires otherwise, refer to Alto Neuroscience, Inc. We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus, including any relating to a selling stockholder, are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and under similar headings in our SEC filings, including the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
We are a clinical-stage biopharmaceutical company with a mission to redefine psychiatry by leveraging neurobiology to develop personalized and highly effective treatment options. Through insights derived from our scalable and proprietary Precision Psychiatry Platform, or our Platform, we aim to discover brain-based biomarkers to better identify which patients are more likely to respond to our novel product candidates. Our current pipeline consists of seven clinical-stage assets addressing high-need therapeutic areas, focusing on major depressive disorder, or MDD, bipolar depression, or BPD, treatment resistant depression, or TRD, and schizophrenia.
Our clinical-stage product candidates are being advanced based on extensive preclinical and clinical data that suggest the potential to bring significant improvements to patient populations not adequately treated with current standard-of-care medications.
Our pipeline of clinical-stage product candidates is depicted below:

Phase 1	Phase 2	Phase 3
Product Candidate (MOA/Target)	**Lead Indication**	**Safety & Brain Effects**	**Clinical Effect in Biomarker Positive**	**Registration Trial(s)**
ALTO-207 (D3/D2 & 5-HT3)	**TRD**	*Potentially Pivotal Trial*/Phase 2b & Ph. 3 Planned*		
ALTO-300 (MT1/2 & 5HT2C)	**MDD**		*Phase 2b Ongoing*	
ALTO-100 (BDNF)	**Bipolar Depression**		*Phase 2b Ongoing*	
ALTO-101 (PDE4)	**Schizophrenia (CIAS)^**		*Phase 2 POC Ongoing*	
ALTO-203 (H3)	**MDD**		*Phase 2 POC Completed*	
ALTO-202 (NMDA NR2B)	**MDD**			
ALTO-208 (D3/D2 & NK-1)	**Parkinson's Disease**			

^Fast Track Designation

**Trial qualifying as pivotal is subject to FDA feedback and review of data*

BDNF: Brain Derived Neurotrophic Factor: MDD: Major Depressive Disorder; PTSD: Post Traumatic Stress Disorder; TRD: treatment Resistant Depression; D3/D2: Dopamine Receptor Ligand D3 & D2; 5-HT3: 5-hydroxytryptamine Type 3; MT1/2: Melatonin Receptor 1 and 2; 5-HT2C: 5-Hydroxytriptamine Receptor 2C; PDE4: Phosphodiesterase-4; H3: Histamine H3 Receptor; NMDA NR2B: N-methyl-D-aspartate Receptor Subtype 2B NK-1: Neurokinin-1 Receptor

[1]We have active investigational new drug applications, or INDs, for each of, ALTO-207, ALTO-300, ALTO-100, ALTO-101, ALTO-203, and ALTO-202. ALTO-207, ALTO-100, ALTO-101, ALTO-203, and ALTO-202 were evaluated in Phase 1 safety trials by their respective originators prior to our acquisition or licensing of the product candidate.

Private Placement
On October 19, 2025, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with certain institutional and other accredited investors, or the Purchasers, pursuant to which we agreed to sell and issue to the Purchasers in the Private Placement (i) 3,832,263 shares of our common stock and (ii) with respect to certain Purchasers, Pre-Funded Warrants to purchase 4,622,251 shares of common stock in lieu of shares of common stock. The purchase price per share of common stock was $5.914 per share, or the Purchase Price, and the purchase price for the Pre-Funded Warrants was the Purchase Price minus $0.0001 per Pre-Funded Warrant. We received gross proceeds of approximately $50.0 million from the Private Placement, before deducting offering expenses payable by us. The closing of the Private Placement occurred on October 21, 2025.
The Pre-Funded Warrants have a per share exercise price of $0.0001, subject to proportional adjustments in the event of stock splits or combinations or similar events. The Pre-Funded Warrants will not expire until exercised in full. The Pre-Funded Warrants may not be exercised if the aggregate number of shares of common stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to us, but not to any percentage in excess of 19.9%.
The Shares were not initially registered under the Securities Act of 1933, as amended, or the Securities Act. Based in part upon the representations of the Purchasers in the Purchase Agreement, we relied on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. Each of the Purchasers represented in the Purchase Agreement that it was an “accredited investor” as defined in Regulation D of the Securities Act and that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends were affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.
On October 19, 2025, we entered into a Registration Rights Agreement with the Purchasers, or the Registration Rights Agreement, pursuant to which we agreed to prepare and file, within 45 days of the closing of the Private Placement, or the Filing Deadline, one or more registration statements with the SEC to register for resale the Shares, and to cause the applicable registration statements to become effective within a specified period after the Filing Deadline, or the Effectiveness Deadline. We also agreed to use our best efforts to keep such registration statement effective until the earlier of (i) the date on which the Purchasers shall have resold all the Shares covered thereby pursuant to Rule 144 or pursuant to the initial registration statement; and (ii) the date on which the Shares may be resold by the Purchasers without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for Alto to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect.
We granted the Purchasers customary indemnification rights in connection with the registration statement. The Purchasers have also granted us customary indemnification rights in connection with the registration statement.
The registration statement of which this prospectus is a part relates to the offer and resale of the Shares issued to the Purchasers pursuant to the Registration Rights Agreement, including the shares of our common stock issuable upon the exercise of the Pre-Funded Warrants. When we refer to the selling stockholders in this prospectus, we are referring to the Purchasers and, as applicable, any donees, pledgees, assignees, transferees or other successors-in-interest selling the Shares received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.
Following the closing of the Private Placement, as of October 21, 2025, we had 31,034,019 shares of common stock outstanding.
Risks Associated with Our Business
Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the section titled “Risk Factors” immediately following this prospectus summary and under similar headings in our filings with the SEC which are incorporated by reference in this prospectus. These risks include the following:
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We are a clinical-stage biopharmaceutical company with a limited operating history and no history of commercializing products and have incurred substantial losses since our inception. We anticipate incurring substantial and increasing losses for the foreseeable future and may never achieve or maintain profitability.
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Preclinical and clinical development involves a lengthy and expensive process, with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our current product candidates or any future product candidates.

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We will require substantial additional financing to achieve our goals, and failure to obtain additional capital when needed, or on acceptable terms to us, could cause us to delay, limit, reduce, or terminate our product development or future commercialization efforts.

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We rely heavily on the biomarker data gathered from our Platform. We currently anticipate that certain of our therapeutic product candidates will require us to develop and obtain FDA approval of a companion diagnostic for such therapeutic product candidates. We expect to initiate discussions with the FDA concerning the development of companion diagnostics at our end of Phase 2 meetings with respect to ALTO-100 and ALTO-300. If the FDA does not agree with our biomarker-based approach, or if we are unable to successfully develop and obtain regulatory approval for certain companion diagnostic tools needed to leverage our Platform, or experience significant delays in doing so, our business will be materially harmed.

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Even if we complete the necessary preclinical studies and clinical trials, the marketing approval process is expensive, time-consuming, and uncertain and may prevent us or any future collaboration partners from obtaining approvals for the commercialization of our product candidates, and additional time may be required to obtain marketing authorization for any of our product candidates that we develop as drug/device combination products.

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Even if our product candidates receive regulatory approval, they may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success, in which case we may not generate significant revenues or become profitable.

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The successful commercialization of our product candidates, if approved, will depend in part on the extent to which governmental authorities and health insurers establish coverage, adequate reimbursement levels, and favorable pricing policies. Failure to obtain or maintain coverage and adequate reimbursement for our product candidates could limit our ability to market those products and decrease our ability to generate revenue.

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Our business depends on the success of our product candidates, including ALTO-207, ALTO-300, ALTO-100, ALTO-101 and ALTO-203. If we are ultimately unable to successfully commercialize our product candidates, or experience significant delays in doing so, our business will be materially harmed.

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We rely on, and intend to continue to rely on, our internal clinical development expertise to conduct our current and future clinical trials, including internal teams and systems as well as external vendors and CROs. If our team is unable to execute according to our strategy, comply with regulatory requirements, or run trials effectively, our ability to obtain regulatory approval may be delayed and our business could be materially harmed.

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We are currently subject to and may be subject to additional future securities class action litigation.

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The terms of our Loan and Security Agreement, as amended, and the Convertible Loan Agreement with The Wellcome Trust Limited place restrictions on our operating and financial flexibility and may cause dilution to our stockholders. If we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business or result in further dilution to investors in our common stock.

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Competitive products may reduce or eliminate the commercial opportunity for our product candidates for our current or future indications. If our competitors develop technologies or product candidates more rapidly than we do, or their technologies are more effective or safer than ours, our ability to develop and successfully commercialize our current products may be adversely affected.

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We are dependent on the services of our management and other clinical and scientific personnel, including our internal clinical operations team, and if we are not able to retain these individuals or recruit additional management or clinical and scientific personnel, our business will suffer.

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If we are unable to obtain and maintain sufficient intellectual property protection for our Platform, technologies, and product candidates and any future product candidates we may develop, or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors or other third parties could develop and commercialize products similar or identical to ours, and our ability to successfully develop and commercialize our product candidates may be adversely affected. Further, our issued composition of matter patents covering our pharmaceutical product candidates may expire at such a date that our patents may not prevent competitors from developing, making, and marketing a product that is identical to our product candidates after expiration of any applicable regulatory exclusivities. For example, our composition of matter patents covering ALTO-100 expired and patents covering its method of manufacturing are due to expire in 2030; our composition of matter patents in ALTO-202 (compound) expired (in foreign countries) and are due to expire in 2026 (in the United States), and our polymorph composition of matter patents in ALTO-202 are due to expire in 2035; and our composition of matter patents in ALTO-203 are due to expire in 2027, in all cases without taking into account patent term extensions or adjustments, and assuming payment of all applicable maintenance, renewal, and annuity fees.

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Our rights to develop and commercialize our product candidates, our Platform, or other technologies are subject, in large part, to the terms and conditions of licenses granted to us by others, such as Stanford, Sanofi, and MedRx. The terms of these licenses may be inadequate to protect our competitive position on products or product candidates for a sufficient amount of time. For example, our patent rights under the terms of our exclusive license agreement with Stanford are only exclusive until December 2029, at which time such rights will become nonexclusive, and our rights under certain technology relating to the inventions covered by such patents are nonexclusive. Further, if we fail to comply with our obligations in the agreements under which we in-license or acquire development or commercialization rights to product candidates, or data from third parties, we could lose such rights that are important to our business.

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Patent terms may be inadequate to protect our competitive position on products or product candidates for a sufficient amount of time.

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We may have conflicts with our current or future licensors or collaborators that could delay or prevent the development or commercialization of our product candidates.

Corporate Information
Alto Neuroscience, Inc. was incorporated under the laws of the State of Delaware in March 2019. Our principal executive offices are located at 650 Castro Street, Suite 450, Mountain View, CA 94041. The telephone number at our executive office is (650) 200-0412. Our corporate website address is www.altoneuroscience.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including relief from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, less extensive disclosure obligations regarding executive compensation in our registration statements, periodic reports and proxy statements, exemptions from the requirements to hold a nonbinding advisory vote on executive compensation, and exemptions from stockholder approval of any golden parachute payments not previously approved. We may also elect to take advantage of other reduced reporting requirements in future filings. As a result, our stockholders may not have access to certain information that they may deem important and the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies. We could remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the closing of our initial public offering, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
In addition, the JOBS Act provides that an emerging growth company may take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. An emerging growth company may therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, as a result, will not be subject to the same implementation timing for new or revised accounting standards as are required of other public companies that are not emerging growth companies, which may make comparison of our consolidated financial information to those of other public companies more difficult.
We are also a “smaller reporting company,” as defined in the Exchange Act. We will continue to be a smaller reporting company even after we cease to be an emerging growth company, as long as (i) the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING
Common Stock Offered by the Selling Stockholders
8,454,514 Shares (consisting of (i) 3,832,263 outstanding shares of our common stock and (ii) 4,622,251 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants).
Use of Proceeds
The selling stockholders will receive all of the proceeds from the sale of the Shares hereunder. Accordingly, we will not receive any of the proceeds from the sale of the Shares in this offering; however, we will receive proceeds from any cash exercise of the Pre-Funded Warrants. See “Use of Proceeds.”
Risk Factors
An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference in the section titled “Risk Factors” and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.
New York Stock Exchange Symbol
Our common stock is listed on the New York Stock Exchange under the symbol “ANRO.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part, you should consider carefully the risks and uncertainties contained in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents we have filed with the SEC that are incorporated by reference herein, including statements regarding our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans, or intentions relating to product candidates and markets and business trends, are forward-looking statements. Discussions containing these forward-looking statements may be found, among other places under the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein. We have based these forward-looking statements largely on our current expectations and projections. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. These statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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the initiation, timing, progress, and results of our research and development programs, preclinical studies, any clinical trials, and Investigational New Drug and other regulatory submissions;

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the ability of our approach to reproducibly predict treatment outcomes for product candidates amongst identified patient populations and achieve clinical success;

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our ability to continue to identify appropriate biomarkers for use in further clinical development;

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the timing of and costs involved in obtaining and maintaining regulatory approval of our current product candidates and any future product candidates that we may identify or develop;

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the beneficial characteristics, including potential safety, efficacy, and therapeutic effects, of our product candidates;

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our ability to efficiently and cost-effectively conduct our current and future clinical trials;

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our ability to obtain funding for our operations necessary to complete further development and commercialization of our product candidates, if approved;

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our ability to maintain existing, and establish new, strategic collaborations, licensing, or other arrangements, including our ability to comply with our financial obligations pursuant to the terms of such agreements;

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the timing and likelihood of the achievement of milestones pursuant to our existing collaboration and licensing agreements;

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our ability to identify and develop product candidates for treatment of additional indications;

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the performance of our third-party service providers, including our suppliers and manufacturers;

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the rate and degree of market acceptance and clinical utility for our current product candidates and any other product candidates we may develop;

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the effects of competition with respect to our current product candidates or any of our future product candidates, as well as innovations by current and future competitors in our industry;

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our estimates regarding the potential market opportunities and the number of patients for our product candidates and any future product candidates, if approved for commercial use;

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the implementation of our strategic plans for our business, any product candidates we may develop;

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our intellectual property position, including the scope of protection we are able to establish, maintain, defend and enforce for intellectual property rights covering our product candidates and our Precision Psychiatry Platform;

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our ability to attract and retain key scientific or management personnel;

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regulatory and legal developments in the United States and foreign countries;

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our ability to attract and retain employees and collaborators with development, regulatory, and commercialization expertise;

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our ability to comply with the terms of our loan agreements and our expectations regarding our ability to access additional tranches thereunder;

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the accuracy of our estimates regarding future expenses, future revenue, capital requirements, and need for additional financing;

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the anticipated impact of global economic uncertainty, financial market conditions and geopolitical events, including the conflict between Ukraine and Russia, the regional conflict in the Middle East, geopolitical tensions, high levels of inflation, fluctuating interest rates, and tariffs on our business, results of operations, and financial condition;

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the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

•
our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

•
our use of cash and other resources; and

•
other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings we make with the SEC.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date the statement is made and are subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We discuss many of the risks associated with the forward-looking statements in greater detail under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. You should evaluate all forward-looking statements in the context of these risks and uncertainties. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.
You should carefully read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference, with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS
The selling stockholders will receive all of the proceeds from the sale of the Shares hereunder. Accordingly, we will not receive any of the proceeds from the sale of the Shares in this offering; however, we will receive nominal proceeds from any cash exercise of the Pre-Funded Warrants.

SELLING STOCKHOLDERS
We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 8,454,514 shares of our common stock for their own account, consisting of (i) up to 3,832,263 shares of common stock issued to the selling stockholders and (ii) 4,622,251 shares of common stock issuable to certain of the selling stockholders upon the exercise of the Pre-Funded Warrants pursuant to the Purchase Agreement, without giving effect to any beneficial ownership limitation contained in any Pre-Funded Warrant.
We are registering the offer and sale of the Shares to satisfy certain registration obligations that we granted the selling stockholders in the Registration Rights Agreement in connection with the purchase of the Shares pursuant to the Purchase Agreement. Under the terms of the Registration Rights Agreement, we agreed to prepare and file by the Filing Deadline, one or more registration statements with the SEC to register for resale the Shares, and to cause the applicable registration statements to become effective by the Effectiveness Deadline. We also agreed to use our best efforts to keep such registration statement effective until the earlier of (i) the date on which the Purchasers shall have resold all the Shares covered thereby pursuant to Rule 144 or pursuant to the initial registration statement; and (ii) the date on which the Shares may be resold by the Purchasers without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for Alto to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect.
The following table sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of October 31, 2025. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each selling stockholder named in the table below has sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
The number of shares of common stock beneficially owned by each selling stockholder as of October 31, 2025 includes all shares of our common stock purchased by such selling stockholder in the Private Placement. The Pre-Funded Warrants may not be exercised if the aggregate number of shares of common stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to us, but not to any percentage in excess of 19.9%.
The number of shares of common stock that may be offered under this prospectus includes (x) all shares of our common stock purchased by such selling stockholder in the Private Placement and (y) all shares of our common stock underlying Pre-Funded Warrants purchased by such selling stockholder in the Private Placement, without giving effect to the beneficial ownership limitation. The number of shares of common stock beneficially owned by each selling stockholder following the offering assumes all of the Shares covered hereby are sold and such stockholder does not acquire beneficial ownership of any additional shares of common stock.
The percentage of shares owned before and after the offering are based on 31,066,329 shares of our common stock outstanding as of October 31, 2025, which includes the outstanding shares of common stock offered by this prospectus but does not include any shares of common stock offered by this prospectus that are issuable pursuant to the Pre-Funded Warrants, and assumes the selling stockholders dispose of all of the Shares covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of the Shares does not necessarily mean that the selling stockholders will sell all or any portion of the Shares covered by this prospectus.
The selling stockholders may sell some, all or none of the Shares offered by this prospectus from time to time. We do not know how long the selling stockholders will hold the Shares covered hereby before selling them and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any Shares.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Shares in any non-sale transfer after the date of this prospectus.
	Beneficial Ownership Prior to this Offering			Beneficial Ownership After this Offering(1)
Name of Selling Stockholder	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares Being Offered(2)	Number of Shares	Percentage of Outstanding Common Stock
Perceptive Life Sciences Master Fund, Ltd.(3)	3,227,181	9.99%	2,536,354	1,989,393	5.92%
Commodore Capital Master LP(4)	3,214,848	9.99%	2,536,354	1,100,511	3.38%
Entities affiliated with Point72 Asset Management(5)	2,816,868	8.91%	1,099,087	1,717,781	5.43%
Entities affiliated with Vestal Point Capital, LP(6)	2,482,358	7.99%	1,606,358	876,000	2.82%
Entities affiliated with Vivo(7)	1,030,322	3.32%	676,361	353,961	1.14%

*
Represents beneficial ownership of less than 1%

(1)
Assumes each selling stockholder sells the maximum number of shares of our common stock possible in this offering.

(2)
Represents all of the shares of our common stock that the selling stockholders may offer and sell from time to time under this prospectus without giving effect to the beneficial ownership limitation in the Pre-Funded Warrants.

(3)
The shares reported under “Beneficial Ownership Prior to this Offering” consists of (i) 1,989,393 shares of common stock and (ii) 1,237,788 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by Perceptive Life Sciences Master Fund, Ltd, or the Perceptive Master Fund. Due to a beneficial ownership blocker in the Pre-Funded Warrants, the number of shares beneficially owned prior to the offering excludes 1,298,566 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by the Perceptive Master Fund. The number of shares being offered consists of 2,536,354 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by the Perceptive Master Fund. Perceptive Advisors LLC (“Perceptive Advisors”) is the investment advisor of the Perceptive Master Fund and may be deemed to have beneficial ownership of the shares beneficially owned thereby. Joseph Edelman is the controlling person of Perceptive Advisors and accordingly, may be deemed to have beneficial ownership of the shares beneficially owned by the Perceptive Master Fund and Perceptive Advisors. Perceptive Advisors, the Perceptive Master Fund and Mr. Edelman disclaim beneficial ownership of all such securities except to the extent of its or his pecuniary interest therein. The business address for each of Perceptive Advisors, the Perceptive Master Fund and Mr. Edelman is 51 Astor Place, 10th Floor, New York, NY 10003.

(4)
The shares reported under “Beneficial Ownership Prior to this Offering” consists of (i) 2,100,511 shares of common stock and (ii) 1,114,337 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by Commodore Capital Master LP. The number of shares being offered consists of 1,000,000 shares of common stock and 1,536,354 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by Commodore Capital Master LP. Due to a beneficial ownership blocker in the Pre-Funded Warrants, the number of shares beneficially owned prior to the offering excludes 422,017 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by Commodore Capital Master LP. Commodore Capital LP is the investment manager to Commodore Capital Master LP and may be deemed to beneficially own the shares held by Commodore Capital Master LP. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore Capital LP and exercise investment discretion with respect to these shares. Commodore Capital LP and Commodore Capital Master LP have shared voting and dispositive power with respect to the shares. The address of Commodore Capital LP and Commodore Capital Master LP is 444 Madison Avenue, 35th Floor, New York, NY 10022.

(5)
The shares reported under “Beneficial Ownership Prior to this Offering” consists of 667,778 shares of common stock held by Point72 Biotech Private Investments, LLC, or Point72 Biotech, and (i) 1,599,547 shares of our common stock and (ii) 549,543 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by Point72 Associates, LLC, or Point72 Associates. Differentiated Ventures Investments, LLC, or Differentiated Ventures, is the managing member of Point72 Biotech and may be deemed to share beneficial ownership of the shares held by Point72 Biotech. 72 Investment Holdings, LLC, or 72 Investment Holdings, is the sole member of Differentiated Ventures and may be deemed to share beneficial ownership of the shares of which Differentiated Ventures may be deemed to share beneficial ownership. Steven A. Cohen, or Mr. Cohen, is the sole member of 72 Investment Holdings and may be deemed to share beneficial ownership of the shares of which 72 Investment Holdings may be deemed to share beneficial ownership. Each of Differentiated Ventures, 72 Investment Holdings and Mr. Cohen disclaims beneficial ownership of the shares held by Point72 Biotech. Pursuant to an investment management agreement, Point72 Asset Management, L.P., or Point72 Asset Management, maintains investment and voting power with respect to the shares held by Point72 Associates and therefore may be deemed to share beneficial ownership of such shares. Point72 Capital Advisors, Inc., or Point72 Capital Advisors, is the general partner of Point72 Asset Management and may be deemed to share beneficial ownership of the shares of which Point72 Asset Management may be deemed to share beneficial ownership. Mr. Cohen is the sole member of Point72 Capital Advisors and may be deemed to share beneficial ownership of the shares of which Point72 Capital Advisors may be deemed to share beneficial ownership. Each of Point72 Asset Management, Point72 Capital Advisors and Mr. Cohen disclaims beneficial ownership of the shares held by Point72 Associates. The address for Point72 Biotech and Point72 Associates is c/o Point72, L.P., 72 Cummings Point Road, Stamford, CT 06902.

(6)
The shares reported under “Beneficial Ownership Prior to this Offering” consists of (i) 1,258,484 shares of common stock held by Vestal Point Master Fund LP, or Vestal Point Master Fund and (ii) 1,223,874 shares of common stock held by accounts separately managed by Vestal Point Capital, LP, or Vestal Point Capital. The number of shares being offered consists of 813,168 shares of common stock held by Vestal Point Master Fund and 793,190 shares of common stock held by accounts separately managed by Vestal Point Capital. The sole general partner of Vestal Point Master Fund, LP is Vestal Point Partners GP, LLC. The managing member of Vestal Point Partners GP, LLC is Ryan Wilder. The sole general partner of Vestal Point Capital, LP is Vestal Point Capital, LLC. The managing member of Vestal Point Capital, LLC is Mr. Wilder. As a result, Mr. Wilder may be deemed to have voting and investment power over the securities held by Vestal Point Master Fund, LP and the accounts separately managed by Vestal Point Capital, LP. Mr. Wilder disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of the foregoing entities and Mr. Wilder is c/o Vestal Point Capital, LP, 632 Broadway, Suite 602, New York, NY 10012.

(7)
The shares reported under “Beneficial Ownership Prior to this Offering” consists of (i) 935,813 shares of common stock held by Vivo Opportunity Fund Holdings, LP, or Vivo and (ii) 94,509 shares of common stock held by Vivo Opportunity Cayman Fund, LP, or Vivo Cayman. The number of shares being offered consists of 614,310 shares of common stock held by Vivo and 62,051 shares of common stock held by Vivo Cayman. Vivo Opportunity, LLC is the general partner of Vivo and may be deemed to share voting, investment and dispositive power over the shares held by Vivo. Vivo Opportunity Cayman, LLC is the general partner of Vivo Cayman and may be deemed to share voting, investment and dispositive power over the shares held by Vivo Cayman. The voting members of each of Vivo Opportunity, LLC and Vivo Opportunity Cayman, LLC are Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu, none of whom has individual voting or investment power with respect to the shares held by Vivo or Vivo Cayman. The address of each of the individuals and entities referenced in this footnote is c/o Vivo Capital LLC, 192 Lytton Avenue, Palo Alto, California 94301.

Relationships with Selling Stockholders
Each of the selling stockholders has not had any material relationship with the registrant or any of its predecessors or affiliates, within the past three years, except as hereinafter described. As discussed in greater detail above under the section titled “Prospectus Summary — Private Placement,” in October 2025, we entered into the Purchase Agreement with the selling stockholders, pursuant to which we sold and issued shares of our common stock and Pre-Funded Warrants to purchase our common stock. Pursuant the

Registration Rights Agreement, we agreed to prepare and file, by the Filing Deadline, one or more registration statements with the SEC to register for resale the common stock issued under the Purchase Agreement and the shares of common stock issuable upon exercise of the Pre-Funded Warrants issued pursuant to the Purchase Agreement, and to cause the applicable registration statements to become effective by the Effectiveness Deadline.
Entities affiliated with Perceptive Advisors LLC, Commodore Capital Master LP, entities affiliated with Point72 Associates, LLC and entities affiliated with Vestal Point Capital, LP are, and prior to the Private Placement entities affiliated with Perceptive Advisors LLC and entities affiliated with Point72 Associates, LLC have been, beneficial owners of more than 5% of our common stock.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•
distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling stockholders for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Pre-Funded Warrants by payment of cash, however, we will receive the exercise price of the Pre-Funded Warrants.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of common stock offered by this prospectus.
We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus pursuant to Rule 144 or pursuant to this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS
Cooley LLP will pass upon the validity of the securities offered by this prospectus, and any supplement thereto, unless otherwise indicated in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As of the date of this prospectus, partners of Cooley LLP and GC&H Investments, LLC, an entity comprising partners and associates of Cooley LLP, beneficially own 57,569 shares of common stock.
EXPERTS
The financial statements incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. In addition, we maintain a website that contains information about us at www.altoneuroscience.com. The information found on, or otherwise accessible through our website is not incorporated by reference into, and does not form a part of, this prospectus or any other document or report we file or furnish with the SEC.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-41944):
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 1, 2025, as revised on May 9, 2025;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 14, 2025, August 13, 2025, and November 12, 2025, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 16, 2025, February 3, 2025, February 12, 2025, March 20, 2025, May 14, 2025, June 3, 2025, June 26, 2025, July 8, 2025, August 13, 2025, and October 20, 2025 (each to the extent the information in such reports is filed and not furnished); and

•
the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January 30, 2024, as updated by Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
Alto Neuroscience, Inc.
Attn: Corporate Secretary
650 Castro Street, Suite 450
Mountain View, CA 94041
(650) 200-0412

8,454,514 Shares
Common Stock
PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of its shares). All amounts shown are estimates, except for the SEC registration fee.
Amount
SEC registration fee	$15,248
Accounting fees and expenses	75,000
Legal fees and expenses	100,000
Printing and miscellaneous expenses	14,752
Total	$205,000
Item 15.   Indemnification of Directors and Officers
We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide that we will indemnify our directors and executive officers and permit us to indemnify our other officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.
We have entered into indemnification agreements with our directors and executive officers, whereby we have agreed to indemnify our directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee, or agent of Alto Neuroscience, Inc., provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of Alto Neuroscience, Inc.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 16.   Exhibits
Exhibit Number	Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-41944	3.1	2/6/2024
3.2	Amended and Restated Bylaws of the Registrant	8-K	001-41944	3.2	2/6/2024
4.1	Form of Registration Rights Agreement, dated October 19, 2025	8-K	001-41944	10.2	10/20/2025
4.2	Form of Pre-Funded Warrant	8-K	001-41944	4.1	10/20/2025
5.1*	Opinion of Cooley LLP
10.1	Form of Securities Purchase Agreement, by and among the Registrant and the Purchasers, dated October 19, 2025	8-K	001-41944	10.1	10/20/2025
23.1*	Consent of Cooley LLP (included in Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included on signature page hereto)
107*	Filing Fee Table

*
Filed herewith.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for purposes of determining any liability of under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 26th day of November, 2025.
ALTO NEUROSCIENCE, INC.
By:
/s/ Amit Etkin

Amit Etkin, M.D., Ph.D.
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amit Etkin, M.D., Ph.D. and Nicholas Smith, and each of them, as true and lawful attorneys-in-fact and agents, each with the full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Alto Neuroscience, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signatures	Title	Date
/s/ Amit Etkin Amit Etkin, M.D., Ph.D.	President, Chief Executive Officer, and Chair of the Board of Directors (Principal Executive Officer)	November 26, 2025
/s/ Nicholas Smith Nicholas Smith	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 26, 2025
/s/ Christopher Nixon Cox Christopher Nixon Cox	Director	November 26, 2025
/s/ Andrew Dreyfus Andrew Dreyfus	Director	November 26, 2025
/s/ Husseini Manji Husseini Manji, M.D.	Director	November 26, 2025

Signatures	Title	Date
/s/ Raymond Sanchez Raymond Sanchez, M.D.	Director	November 26, 2025
/s/ Gwill York Gwill York	Director	November 26, 2025